UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
April 1, 2016 (March 28, 2016)

____________________________

BREITBURN ENERGY PARTNERS LP
(Exact name of Registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

707 Wilshire Boulevard, Suite 4600
Los Angeles, CA 90017
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Consent to Third Amended and Restated Credit Agreement

Breitburn Energy Partners LP, as Parent Guarantor (the “Partnership”), has entered into a Consent to Third Amended and Restated Credit Agreement (as amended, the “Credit Agreement”), dated effective as of March 28, 2016, by and among Breitburn Operating LP (the “Company”), the Partnership, Breitburn GP LLC, Breitburn Operating GP LLC, the Subsidiaries of the Partnership and/or the Company, as guarantors, the lenders signatory thereto and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the “Consent”). The Consent, among other things, delays the Scheduled Borrowing Base Redetermination (as defined in the Credit Agreement) from April 1, 2016 to May 1, 2016 and reduces the Elected Commitment Amount under the Credit Agreement from $1.8 billion to $1.4 billion.

The foregoing description of the Consent does not purport to be complete and is qualified in its entirety by reference to the full text of the Consent, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

10.1
Consent to Third Amended and Restated Credit Agreement, dated effective as of March 28, 2016, by and among Breitburn Operating LP, Breitburn Energy Partners LP, Breitburn GP LLC, Breitburn Operating GP LLC, the guarantors named therein, the lenders signatory thereto and Wells Fargo Bank, National Association, as administrative agent for the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS LP

	By:	BREITBURN GP LLC,
its general partner

Dated: April 1, 2016	By:	/s/ James G. Jackson
James G. Jackson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1
Consent to Third Amended and Restated Credit Agreement, dated effective as of March 28, 2016, by and among Breitburn Operating LP, Breitburn Energy Partners LP, Breitburn GP LLC, Breitburn Operating GP LLC, the guarantors named therein, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.